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                                                                   EXHIBIT 99.02


                                SERVICESOFT, INC.
                              TWO APPLE HILL DRIVE
                           NATICK, MASSACHUSETTS 01760
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Massood Zarrabian and Daniel J. Kossmann, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of capital stock of Servicesoft, Inc. (the "COMPANY") held of record by the undersigned on __________ ___, 200__, at the Special Meeting of Stockholders of the Company to be held on ________day, __________ ___, 200__, and at any continuations or adjournments thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the proposal below and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting.

[X] Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the following proposal.

Proposal to adopt and approve a merger agreement with Broadbase Software, Inc. ("BROADBASE"), and to approve the merger of the Company with a wholly-owned subsidiary of Broadbase, which will result in the Company becoming a wholly-owned subsidiary of Broadbase.

                [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                           (Continued on Reverse Side)

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     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                                      Date: ____________ ___, 200__

                                      Signature:_______________________________


                                      Date: ____________ ___, 200__

                                      Signature:_______________________________


                                      This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                                                 THIS IS YOUR PROXY.
                                               YOUR VOTE IS IMPORTANT.